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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report:         APRIL 22, 1999
                 ----------------------------

Date of earliest event reported:        APRIL 16, 1999
                                  --------------------------



                            NEWPARK RESOURCES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          DELAWARE                    1-2960                   72-1123385
-------------------------------     -----------        -------------------------
(State or other jurisdiction        (Commission        (IRS Employer
of incorporation)                   File Number)       Identification No.)


3850 NORTH CAUSEWAY, SUITE 1770
     METAIRIE, LOUISIANA                                         70002
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:   (504) 838-8222
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ITEM 5.   OTHER EVENTS.

     On April 16, 1999, Newpark Resources, Inc., a Delaware corporation (the "Company"), sold to SCF-IV, L.P., a Delaware limited partnership managed by SCF Partners (the "Purchaser"), 150,000 shares of Series A Cumulative Perpetual Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), and a warrant (the "Warrant") to purchase up to 2,400,000 shares of the Common Stock of the Company at an exercise price of $8.50 per share, subject to anti-dilution adjustments. The aggregate purchase price for the Series A Preferred Stock and the Warrant was $15.0 million, and the net proceeds from the sale have been used to repay indebtedness. No underwriting discounts, commissions or similar fees were paid in connection with the sale of the securities.

     The Warrant has a term of seven years and, subject to certain exceptions, may not be transferred or exercised for a period of 18 months following the date of issuance. If dividends on the Series A Preferred Stock are in arrears by more than 75 days, the holder of the Warrant will have a one-time right to reset the exercise price to 120% of the then current market price of the Common Stock (based on a 30 day average). No transfer of the shares of Series A Preferred Stock may be made prior to April 15, 2004 other than to the Company.

     Cumulative dividends are payable on the Series A Preferred Stock quarterly in arrears. The initial dividend rate is 5% per annum, based on the stated value of $100 per share of Series A Preferred Stock. The dividend rate is subject to adjustment three, five and seven years after the date of issuance. Assuming the Company's 8 5/8% Senior Subordinated Notes (the "Subordinated Notes") continue to be outstanding, the dividend rate effective as of the third and fifth years following the date of issuance will be equal to the then current yield to maturity on the Subordinated Notes plus 2.5 percentage points. If the Subordinated Notes no longer are outstanding, and in the case of the final adjustment, the dividend rate will be determined by reference to comparable long-term debt of the Company or another energy service company or will be determined by the agreement of the Company and the holders of a majority of the shares of Series A Preferred Stock. Dividends accruing during the first three years following issuance are payable in shares of Common Stock valued at then current fair market value and thereafter are payable in cash. If the Company fails to pay any dividends when due, such dividends shall accumulate and accrue additional dividends at the then existing dividend rate. So long as shares of the Series A Preferred Stock are outstanding, no dividends may be paid on the Common Stock and, subject to certain exceptions, no shares of Common Stock may be purchased or otherwise redeemed by the Company unless all accumulated dividends on the Series A Preferred Stock have been paid in full.

     Upon a liquidation of the Company, the holders of the Series A Preferred Stock will be entitled to receive $100 per share of Series A Preferred Stock plus accrued dividends before the holders of Common Stock receive any payment. The holders of Common Stock will receive all liquidating distributions after the holders of the Series A Preferred Stock have received this

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amount, unless the Company later issues additional shares of preferred stock having priority over the Common Stock with respect to liquidating distributions.

     Beginning five years after the date of issuance, the Series A Preferred Stock may be redeemed at the option of the Company, in whole but not in part, for a redemption price of $100 per share plus accrued dividends. The holders of a majority of the Series A Preferred Stock also may request, but not require, a redemption of the Series A Preferred Stock at this redemption price if any person or group becomes the owner of more than 50% of the outstanding Common Stock of the Company.

     Beginning June 1, 2004, the holders of the Series A Preferred Stock will have the right to convert the Series A Preferred Stock, in whole but not in part, into Common Stock at a conversion rate based on the then current fair market value of the Common Stock or $2.00 per share of Common Stock, whichever is greater. For purposes of any conversion, each share of Series A Preferred Stock will have a value equal to its liquidation preference. The Series A Preferred Stock also will be convertible at this conversion rate at any time when dividends payable on the Series A Preferred Stock are in arrears in an aggregate amount equal to five quarterly dividends or, subject to certain conditions, when any person or group becomes the beneficial owner of 50% or more of the outstanding Common Stock of the Company.

     The Series A Preferred Stock will not have voting rights on ordinary corporate matters, except as required by Delaware law; however, approval of a majority of the Series A Preferred Stock will be required before the Company can effect any changes to the rights of the Series A Preferred Stock that adversely effect the holders of such shares (including any such change resulting from a merger or similar transaction) or issue any additional shares of capital stock having a priority equal or senior to the Series A Preferred Stock with respect to dividends or distributions upon liquidation. The holders of the Series A Preferred Stock also will vote separately as a class and the approval of a majority of the Series A Preferred Stock will be required to approve any merger or other business combination that would result in a change of control of the Company on or before April 15, 2004, subject to certain exceptions. The voting rights of the Series A Preferred Stock may delay, deter or prevent a change in control of the Company.

     The agreement providing for the issuance of the Series A Preferred Stock includes a covenant obligating the Company, for so long as the Purchaser owns at least a majority of the Series A Preferred Stock, to use its best efforts to nominate and elect to the Company's Board of Directors an individual designated by the Purchaser. In addition, whenever the Company is in arrears in the payment of dividends on the Series A Preferred Stock in an aggregate amount equal to three quarterly dividends, the holders of the Series A Preferred Stock, voting as a separate class, will be entitled to elect one director.

     The Purchaser has agreed that, subject to certain exceptions, the Purchaser and its affiliates will not, at any time prior to April 15, 2004, acquire any securities of the Company that

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would result in the Purchaser and its affiliates holding more than 15% of the voting securities of the Company determined on a fully diluted basis. The Purchaser has been granted demand and piggyback registration rights with respect to the Common Stock issuable upon exercise of the Warrant (commencing 18 months after the date of issuance) and upon conversion of the Series A Preferred Stock (commencing 60 months after the date of issuance).

     The sale of the Series A Preferred Stock and the Warrant was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The sale was made without general solicitation or advertising, the Purchaser is a sophisticated investor with access to all relevant information necessary to evaluate an investment in the securities, and the Purchaser represented to the Company that the securities were being acquired for investment.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

1. Certificate of Designation of Series A Cumulative Perpetual Preferred Stock of the Company, dated April 13, 1999.

2. Purchase Agreement, dated April 16, 1999, between the Company and the Purchaser.

3. Warrant to Purchase 2,400,000 shares of Common Stock, par value $.01 per share, of the Company.

4. Registration Rights Agreement, dated April 16, 1999, between the Company and the Purchaser.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                    NEWPARK RESOURCES, INC.



Dated:  April 22, 1999                 By /s/ Matthew w. Hardey
                                         ------------------------------------
                                           Matthew W. Hardey, Vice President
                                           and Chief Financial Officer

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                                 EXHIBIT INDEX


                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER                           DESCRIPTION                            PAGE
--------------------------------------------------------------------------------

1. Certificate of Designation of Series A Cumulative Perpetual Preferred Stock of the Company, dated April 13, 1999.

2. Purchase Agreement, dated April 16, 1999, between the Company and the Purchaser.

3. Warrant to Purchase 2,400,000 shares of Common Stock, par value $.01 per share, of the Company.

4. Registration Rights Agreement, dated April 16, 1999, between the Company and the Purchaser